UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

June 6, 2007
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The 2007 annual meeting of stockholders of Novell, Inc. (“Novell”) has been scheduled for August 30, 2007 (the “Annual Meeting”). Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of Novell’s 2006 annual meeting of stockholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for receipt of stockholder proposals for inclusion in Novell’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at June 20, 2007.

In order for a proposal under Rule 14a-8 to be considered timely, it must be received by Novell on or prior to June 20, 2007 at Novell’s principal executive offices at 404 Wyman Street, Waltham, Massachusetts 02451 (the “Executive Offices”) and be directed to the attention of the Corporate Secretary.

Also, in accordance with the requirements for advance notice set forth in Novell’s By-Laws, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Novell’s By-Laws and Rule 14a-4(c) under the Exchange Act, the proposal must be received by Novell at the Executive Offices on or before June 16, 2007. Such proposals should also be directed to the attention of the Corporate Secretary.

On June 6, 2007, Novell issued a press release announcing the date of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated June 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: June 6, 2007	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President General Counsel and Secretary (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
99.1	Press Release of Novell, Inc. dated June 6, 2007.